UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported): November 16, 2004

Commission File Number 000-33009

MEDCATH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	56-2248952
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)

(704) 708-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 18, 2004, MedCath Corporation (“MedCath”) issued a press release announcing the Company’s results of operations for the fiscal quarter and year ended September 30, 2004. A copy of the press release and financial update are furnished as Exhibits 99.1 and 99.2.

Item 2.06. Material Impairments

On November 16, 2004, MedCath concluded that a material charge for impairment was required under Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” for its assets related to certain software costs associated with the purchase of an enterprise wide healthcare information system, which had been installed in two of MedCath’s hospitals. Due to a number of functionality and integration issues experienced with this system, MedCath has determined that the system is not performing to its original specifications and thus will be replaced at the two hospitals where it has been installed and will not be installed in any additional hospitals as stated in the original license. The $7.2 million impairment expense reflects unamortized costs associated with the acquisition, development and implementation of the system. MedCath is currently engaged in efforts to recoup costs associated with the impairment from the vendor.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Press Release dated November 18, 2004

Exhibit 99.2 Financial Update dated November 18, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
Date: November 18, 2004	By:	/s/james e. harris
James E. Harris
Executive Vice President and Chief Financial Officer (principal financial officer)